Exhibit 99.1

Vocera Reports First Quarter 2013 Results

•	Revenue for the first quarter was $22.4 million

•	Non-GAAP earnings per share for the first quarter was $(0.07)

•	GAAP earnings per share for the first quarter was $(0.14) Non-GAAP Adjusted EBITDA for the first quarter was $(1.2) million

•	2013 outlook is reduced

SAN JOSE, Calif., May 2, 2013 — Vocera Communications, Inc. (NYSE: VCRA), a provider of mobile communication solutions focused on addressing critical communication challenges facing hospitals, today announced results for its first quarter ended March 31, 2013.

Revenue for the quarter was $22.4 million, a decrease of 3.1% compared to $23.1 million in the first quarter of 2012. For the first quarter of 2013, GAAP net loss was $3.5 million, or $(0.14) per diluted share, compared to a net loss of $0.8 million, or $(0.23) per diluted share, in the first quarter of 2012. Non-GAAP net loss was $1.6 million for the first quarter of 2013, or $(0.07) per diluted share, which compares to non-GAAP net income of $1.4 million or $0.06 per diluted share, for the first quarter of 2012. A reconciliation of GAAP to non-GAAP financial measures is provided in the schedules included below.

“We were disappointed with this quarter’s results. Although the first quarter saw a very nice increase in new customer signings, several significant expansion deals for U.S. hospitals that we expected to sign in the quarter were not completed. We believe this shortfall was driven by two factors: (1) increased financial scrutiny from our hospital customers as a result of lower utilization and reduced reimbursement rates under reform, and (2) inconsistent sales execution across market segments. To address our sales execution issue, we are creating three new leadership positions: EVP –Worldwide Sales and Service, VP-US Healthcare Sales, and VP-International Sales. Based on these results and market dynamics, we’re reducing our full year 2013 outlook.” commented Bob Zollars, Vocera Chairman and Chief Executive Officer.

First Quarter 2013 Results

•	Total revenue in the first quarter of 2013 of $22.4 million was comprised of $13.0 million of product revenue and $9.4 million of service revenue.

•

Product revenue decreased 11.5% compared to the first quarter of 2012 and was directly impacted by U.S. healthcare expansion contracts that were delayed. Product revenue in the first quarter of 2013 was comprised of $3.0 million from software sales and $10.0 million of device sales. GAAP product gross margin of 64.4% in the quarter increased 150 basis points compared to the year ago period. Non-GAAP product gross margin of 65.6% in the quarter increased 200 basis points compared to the year ago period.

•

Service revenue increased 11.4% compared to the first quarter of 2012 and was driven by maintaining and supporting existing customers. Service revenue in the first quarter of 2013 was comprised of $7.3 million of software maintenance and $2.1 million of professional services. GAAP services gross margin of 56.8% in the quarter decreased 110 basis points compared to the year ago period. Non-GAAP services gross margin of 58.5% in the quarter increased 40 basis points compared to the year ago period.

•

Non-GAAP net loss was $1.6 million for the first quarter of 2013, or $(0.07) per diluted share, which excludes $1.7 million in stock compensation expense and $182,000 in amortization of acquired intangibles. This compares to non-GAAP net income of $1.4 million, or $0.06 per diluted share, for the first quarter of 2012, which excludes $346,000 in stock compensation expense, $219,000 in amortization of acquired intangibles and $1.7 million of change in the fair value of warrant and option liabilities.

•

Non-GAAP Adjusted EBITDA was $(1.2) million in the first quarter of 2013, compared to $2.0 million in the first quarter of 2012. Non-GAAP Adjusted EBITDA margins in the first quarter of 2013 were (5.5%) compared to 8.7% in the first quarter of 2012.

•	As of March 31, 2013, the company had cash and short term investments of $126.4 million and no debt.

2013 Guidance

For the full year 2013, we are lowering revenue guidance to between $100 million and $110 million. We expect a GAAP earnings per share between a loss of $(0.47) and $(0.22), non-GAAP earnings per share between a loss of $(0.05) and a profit of $0.18, and non-GAAP Adjusted EBITDA between $1.2 million and $7.9 million. Our full year 2013 non-GAAP guidance excludes estimated stock compensation expense of $9.5 million to $10.0 million and estimated amortization of intangibles of approximately $0.7 million. Non-GAAP earnings per share guidance is based on a fully diluted share count for the full year 2013 of 25.0 million shares in the event of a loss and 27.3 million shares in the event of a profit and expected income tax of $0.3 million to $0.6 million.

For the second quarter of 2013, Vocera expects revenues between $23 million and $25 million, a GAAP loss per share between $(0.17) and $(0.12), non-GAAP earnings between a loss of $(1.6) million and $(0.4) million, non-GAAP earnings per share between a loss of $(0.06) and $(0.02), and non-GAAP Adjusted EBITDA between a loss of $(1.0) million and a gain of $0.3 million. Our second quarter 2013 non-GAAP guidance excludes stock compensation expense of approximately $2.4 million and amortization of intangibles of $0.2 million. Non-GAAP earnings per share guidance is based on a fully diluted share count of 24.8 million shares, for the second quarter 2013. Income tax for the second quarter of 2013 is expected to be $100,000 to $200,000.

Conference Call Information

The Company will conduct a conference call at 2:00 p.m. (Pacific), or 5:00 p.m. (Eastern), today, May 2, 2013. To participate in the Company’s live conference call, please dial 866-953-6858 or for international callers please dial 617-399-3482. The conference passcode is 86091618. You may also participate in the live webcast by visiting the Investors section of the Company’s web site at www.vocera.com. A replay will be available from Thursday, May 2nd through Thursday May 9th at 888-286-8010 or 617-801-6888 for international callers, by using the access code 77367042. A webcast replay will also be archived on the Company’s website.

About Vocera Communications

Vocera is the leading provider of mobile communication solutions that address critical productivity and safety challenges facing healthcare, hospitality, retail and other mobile work environments. One of the fastest growing mobile technology companies, Vocera is widely recognized for developing smarter ways to communicate that improve patient and customer satisfaction. Exclusively endorsed by the American Hospital Association, Vocera Voice Communication, Secure Messaging, and Patient Experience solutions are installed in more than 1,000 organizations worldwide. Vocera is headquartered in San Jose, Calif., with offices in Tennessee, Canada, and the United Kingdom. For more information, visit www.vocera.com and @voceracom on Twitter.

Vocera and the Vocera logo are registered trademarks of Vocera Communications, Inc. All other product, trademark, company or service names mentioned in this press release are the property of their respective owners.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events such as our expected operating results for the full year and second quarter of 2013 and the future financial performance of our company. These forward-looking statements are based on limited information currently available to Vocera and our management’s expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to the effects of recently enacted U.S. healthcare reform, the effects on government hospital customers of the sequester and budgetary uncertainty, our ability to maintain profitability; the demand for our Voice Communication solution in the healthcare market; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions, to acquire the sole and limited source hardware and software components of our solutions, to obtain the required capacity and product quality from our contract manufacturer, to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in Vocera’s Annual Report on Form 10-K for 2012 and Vocera’s other filings with the SEC. Vocera’s filings with the Securities and Exchange Commission (“SEC”) are available on the Investors section of our company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in Vocera’s filings with the SEC. Vocera’s operating results for the first quarter of 2013 are not necessarily indicative of Vocera’s operating results for any future periods. This press release speaks only as of its date. Vocera assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates our company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to Vocera’s GAAP results, we also consider non-GAAP gross margin for products and for services, non-GAAP net income/(loss), and non-GAAP earnings per diluted share. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income. These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing Vocera’s performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margin, non-GAAP net income/(loss), and non-GAAP earnings per diluted share as well as Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of Vocera’s core operating results on a period to period basis because such items are not related to Vocera’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010 and booked intangible assets related to these acquisitions. The amortization of these acquisition related costs is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Stock warrant revaluation expenses. This is a non-cash expense as a result of preferred warrants outstanding that were revalued each quarter prior to our IPO. We believe the comparisons of ongoing operations should exclude effects of such revaluations.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Vocera’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to Vocera, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by Vocera’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i) While share-based compensation constitutes an ongoing and recurring expense of Vocera, it is not an expense that requires cash settlement by Vocera. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of Vocera’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Vocera’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•

Vocera’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Vocera’s GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than Vocera, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Vocera’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Vocera’s SEC filings.

Contact:

Bob East

Westwicke Partners

443-213-0502

bob.east@westwicke.com

Financial Tables

•	Income statement

•	Balance sheet

•	Non-GAAP to GAAP Reconciliation

•	Adjusted EBITDA

Vocera Communications, Inc.

Condensed consolidated statements of operations

(Unaudited)

	Three months ended March 31
(in thousands, except per share amounts)	2013	2012
Revenue
Product	$12,960	$14,637
Service	9,453	8,482

Total revenue	22,413	23,119

Cost of revenue
Product	4,610	5,429
Service	4,084	3,569

Total cost of revenue	8,694	8,998

Gross profit	13,719	14,121

Operating expenses
Research and development	3,614	2,511
Sales and marketing	10,232	7,530
General and administrative	3,298	3,087

Total operating expenses	17,144	13,128

Income (loss) from operations	(3,425)	993
Interest income	24	12
Interest expense and other finance charges	—	(71)
Other expense, net	(47)	(1,597)

Loss before income taxes	(3,448)	(663)
Provision for income taxes	(51)	(173)

Net loss	$(3,499)	$(836)

Net loss per common share - basic and diluted	$(0.14)	$(0.23)

Weighted average common shares outstanding- basic and diluted	24,282	3,661

Vocera Communications, Inc.

Condensed consolidated balance sheets

(Unaudited)

	As of
	March 31,	December 31,
(in thousands)	2013	2012
Assets
Current assets
Cash and cash equivalents	$116,407	$92,521
Short term investments	10,000	34,989
Accounts receivable, net	14,886	21,697
Other receivables	333	550
Inventories	4,565	2,772
Restricted cash	304	304
Prepaid expenses and other current assets	3,415	2,504

Total current assets	149,910	155,337
Property and equipment, net	4,713	3,631
Other long-term assets	515	495
Intangible assets, net	2,087	2,267
Goodwill	5,575	5,575

Total assets	$162,800	$167,305

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,021	$2,854
Product warranty	207	297
Accrued payroll and other accruals	7,365	11,457
Deferred revenue, current	21,748	22,451

Total current liabilities	32,341	37,059
Deferred revenue, long-term	5,410	5,882
Other long-term liabilities	1,269	1,239

Total liabilities	39,020	44,180
Stockholders’ equity	123,780	123,125

Total liabilities and stockholders’ equity	$162,800	$167,305

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended March 31,
	2013			2012
	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted
GAAP	$(3,499)	24,282	$($0.14)	$(836)	3,661	$(0.23)
Non-GAAP Adjustments:
Add dilutive shares for EPS (a)					2,665
Add preferred shares conversion (b)					12,938
Add IPO shares (c)					5,000
Stock compensation adjustment (d)
Gross Margin	222			21
Operating Expenses	1,482			325
Intangible amortization (e)
Gross Margin	92			97
Operating Expenses	90			122
Change in fair value of warrant and option liabilities (f)				1,706

Total adjustments (g)	1,886	—	0.07	2,271	20,603	0.29
Non-GAAP	$(1,613)	24,282	$(0.07)	$1,435	24,264	$0.06

(a)	Dilutive shares added to reflect change to share count calculation from loss to profit, i.e., from “basic” to “fully diluted” weighted average shares.
(b)	Preferred shares as if converted and outstanding for the full quarter.
(c)	Newly issued IPO shares on April 2, 2012 as if they had been outstanding for the entire prior quarter.
(d)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(e)	This adjustment reflects the accounting impact of acquisitions in 2010 in non-cash expense.
(f)	This adjustment reflects the accounting impact of revaluing preferred stock warrants and the option liability in non-cash expense.
(g)	Non-GAAP earnings are not reserved for payment to participating securities, allowing EPS to be calculated as earnings divided by diluted shares

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Three months ended March 31,
	2013					2012
	Stock based compensation	Intangible amortization	Change in fair value of warrant and option liabilities		Total adjustments	Stock based compensation	Intangible amortization	Change in fair value of warrant and option liabilities	Total adjustments
Gross margin:
Product	$64	$92			$156	$8	$97		$105
Services	158				158	13			13
Operating expenses:
Research and development	209				209	26			26
Sales and marketing	579	87			666	66	110		176
General and administrative	694	3			697	233	12	—	245
Other (income) expense			$		—			$1,706	1,706

Non-GAAP income adjustments	$1,704	$182		$—	$1,886	$346	$219	$1,706	$2,271

Vocera Communications, Inc.

Adjusted EBITDA

(In thousands, unaudited)

	Three months ended March 31
	2013	2012
GAAP net income (loss)	$ (3,499)	$ (836)
Add back:
Stock compensation expense	1,704	346
Change in fair value of warrant and option liabilities	—	1,706
Interest (income) expense, net	(24)	59
Depreciation and amortization	538	553
Income tax expense	51	173

Non-GAAP adjusted EBITDA	$(1,230)	$2,001